                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                            NATURE'S SUNSHINE PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                        NATURE'S SUNSHINE PRODUCTS, INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 11, 1998

                            ------------------------

To the Shareholders:

    Notice is hereby given that the 1998 Annual Meeting of Shareholders of Nature's Sunshine Products, Inc. (the "Company") will be held at the Company's corporate offices at 75 East 1700 South, Provo, Utah 84606, on Monday, May 11, 1998, at 10:00 a.m., local time, for the following purposes:

    1. To elect two directors, each to serve a term of three years, and until each of their successors is elected and shall qualify;

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders, and only shareholders of record at such date will be so entitled to notice and to vote.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON SHOULD YOU DECIDE TO ATTEND THE MEETING.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Brent F. Ashworth
                                          SECRETARY

Dated: April 8, 1998

PLEASE FILL IN, DATE, SIGN, AND RETURN THE ENCLOSED PROXY WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. A PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE VOTING OF THE PROXY, BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY OR BY VOTING IN PERSON AT THE MEETING.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                        NATURE'S SUNSHINE PRODUCTS, INC.

                             ---------------------

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Nature's Sunshine Products, Inc. ("the Company") for the Annual Meeting of Shareholders of the Company to be held at the Company's corporate offices at 75 East 1700 South, Provo, Utah 84606 on May 11, 1998, at 10:00 a.m., local time. The Shareholders of the Company will consider and vote upon the proposals described herein and referred to in the Notice of the Meeting accompanying this Proxy Statement.

    The close of business on March 20, 1998 has been fixed as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting. On such date there were 18,567,814 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter to be considered at the meeting. For a description of the principal holders of the Company's Common Stock, see "PRINCIPAL HOLDERS OF COMMON STOCK" below.

    Shares represented by Proxies will be voted in accordance with the specifications made thereon by the shareholders. Any Proxy not specifying the contrary will be voted in favor of the Board of Directors' nominees for directors of the Company.

    The Proxies being solicited by the Board of Directors may be revoked by any shareholder giving the Proxy at any time prior to the Annual Meeting by giving notice of such revocation to the Company, in writing, at the address of the Company provided below. The Proxy may also be revoked by any shareholder giving such Proxy who appears in person at the Annual Meeting and advises the Chairman of the Meeting of his intent to revoke the Proxy.

    The principal executive offices of the Company are located at 75 East 1700 South, Provo, Utah 84606. This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about April 10, 1998.

                       PRINCIPAL HOLDERS OF COMMON STOCK

    The following table sets forth information as of March 20, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table under "Executive Compensation", and all officers and directors of the Company as a group.

                                                                        NUMBER OF SHARES
                                                                          BENEFICIALLY
BENEFICIAL OWNER                                                            OWNED(1)         PERCENT OF CLASS(2)
--------------------------------------------------------------------  --------------------  ---------------------
Pauline T. Hughes ..................................................         2,373,104(3)              12.7%
  311 East Canal Road
  Salem, UT 84653

Kristine F. Hughes..................................................
Eugene L. Hughes                                                             1,923,076(4)              10.2%
  75 East 1700 South
  Provo, UT 84606

Thomas W. Smith ....................................................         1,622,745(5)               8.7%
  323 Railroad Avenue
  Greenwich, CT 06830

Thomas N. Tryforos .................................................         1,318,267(6)               7.0%
  323 Railroad Avenue
  Greenwich, CT 06830

Merrill Gappmayer ..................................................           109,627(7)                .6%
  1855 South Alta Vista Drive
  Orem, UT 84057

Robert H. Daines ...................................................             4,118(8)                -0-
  660 TNRB, P. O. Box 23131
  Provo, UT 84602-3131

Daniel P. Howells ..................................................               -0-                   -0-
  75 East 1700 South
  Provo, UT 84606

Douglas Faggioli ...................................................            78,782(9)                .4%
  75 East 1700 South
  Provo, UT 84606

Dale G. Lee ........................................................           159,556(10)               .9%
  75 East 1700 South
  Provo, UT 84606

                                                                        NUMBER OF SHARES
                                                                          BENEFICIALLY
BENEFICIAL OWNER                                                            OWNED(1)         PERCENT OF CLASS(2)
--------------------------------------------------------------------  --------------------  ---------------------
Alvin B. Segelman ..................................................            37,415(11)               .2%
  75 East 1700 South
  Provo, UT 84606

All officers and directors as a group (14 persons)..................         4,891,301(12)             25.8%

------------------------

 (1) Except as otherwise indicated, all shares are directly owned with voting and investment power held by the person named. Amounts shown include, where applicable, shares subject to presently exercisable options.

 (2) The percentage includes shown for each beneficial owner is calculated based upon the outstanding Common Stock, including shares of Common Stock subject to presently exercisable options held by such beneficial owner which are deemed to be outstanding.

 (3) Includes 1,926,879 shares held by Pauline Hughes in trust for the benefit of herself and her children, 270,610 shares held by a family limited partnership and 175,615 shares subject to presently exercisable options.

 (4) Includes 16,335 shares held directly, 1,445,959 shares held by Kristine and Eugene Hughes as trustees for the benefit of themselves and their children, 89,857 shares allocated to Mr. Hughes' account in a 401(k) Plan and 370,925 shares subject to presently exercisable options.

 (5) In an Amendment No. 1 to a Schedule 13D dated November 25, 1996, Thomas Smith reported that he held sole voting and dispositive power for 310,500 shares and shared voting and dispositive power for 1,312,245 shares with Thomas N. Tryforos.

 (6) In an Amendment No. 1 to a Schedule 13D dated November 8, 1996, Thomas Tryforos reported that he held sole voting and dispositive power for 6,022 shares and shared voting and dispositive power for 1,312,245 shares with Thomas W. Smith.

 (7) Includes 10,627 shares held directly and 99,000 shares subject to presently exercisable options.

 (8) Includes 118 shares held directly and 4,000 shares subject to presently exercisable options.

 (9) Includes 27,696 shares held directly, 22,886 shares allocated in a 401(k) Plan and 28,200 shares subject to presently exercisable options.

(10) Includes 5,085 shares held directly, 34,571 shares allocated in a 401(k) Plan and 119,900 shares subject to presently exercisable options.

(11) Includes 18,529 shares held directly, 7,186 shares allocated in a 401(k) Plan and 11,700 shares subject to presently exercisable options.

(12) Includes 288,592 shares allocated to executive officers in the 401(k) Plan and 437,650 shares subject to presently exercisable options.

                             ELECTION OF DIRECTORS

    In accordance with the Bylaws of the Company, the Board of Directors has fixed its number at seven members. Daniel P. Howells and Douglas Faggioli were appointed by the Board of Directors to fill vacancies on the Board. The other directors were elected for staggered terms at the last three annual meetings.

    Under the Company's Restated Articles of Incorporation, directors are divided into three classes, each class to consist, as nearly as may be possible, of one-third of the number of directors then constituting the entire Board of Directors. Each year one class of directors is elected, each director to serve a term of three years.

    At the Annual Meeting, two directors, Robert H. Daines and Eugene L. Hughes, will stand for election to serve three years and thereafter until each of their successors are elected and shall qualify.

    In the absence of instructions to the contrary, the persons named in the Proxy will vote the Proxies for the election of the nominees listed below, unless otherwise specified in the Proxy. The Board of Directors has no reason to believe that the nominees will be unable to serve, but if either nominee should become unable to serve, the Proxies will be voted for such other person as the Board of Directors shall recommend.

    Certain information concerning the two nominees to the Board of Directors, and directors whose terms will continue after the Annual Meeting is set forth below.

                                    NOMINEES

                                                                                                                       CLASS
                                                                                                                        AND
                                                                                                            SERVED     YEAR
                                                                                                              AS       TERM
                                                                                                            DIRECTOR   WILL
NAME OF NOMINEE                    AGE                         COMPANY POSITION HELD                         SINCE    EXPIRE
---------------------------------  ---   -----------------------------------------------------------------  -------   -------
Robert H. Daines.................  63    Director                                                            1996     Class
                                                                                                                      II 2001
                                                                                                                      (if
                                                                                                                      re-elected)

Eugene L. Hughes.................  67    Senior Vice President and Director                                  1980     Class
                                                                                                                      II 2001
                                                                                                                      (if
                                                                                                                      re-elected)

                                            DIRECTORS WHOSE TERMS ARE CONTINUING

Kristine F. Hughes...............  59    Chairperson of the Board and Director                               1980     Class
                                                                                                                      III
                                                                                                                      1999

Daniel P. Howells................  57    President, CEO and Director                                         1997     Class
                                                                                                                      III
                                                                                                                      1999

Merrill Gappmayer................  56    Director                                                            1980     Class I
                                                                                                                      2000

Pauline T. Hughes................  56    Director                                                            1988     Class I
                                                                                                                      2000

Douglas Faggioli.................  43    Executive Vice President, COO and Director                          1997     Class I
                                                                                                                      2000

COMPENSATION OF DIRECTORS

    Board members who are also employees of the Company do not receive any directors fees. The Company pays its non-employee Board members directors' fees of $42,939 and its Chairman of the Board, $120,000 per year, as well as the cost of health and life insurance coverage. The Company does not pay any fees for attendance at committee meetings. Robert H. Daines, a non-employee Board member, received ten year options to purchase an aggregate of 20,000 shares of the Company's Common Stock in 1997 and 1998. The options were granted at market value as of the date of grant.

BOARD AND COMMITTEE MEETINGS AND ATTENDANCE

    There were 14 meetings of the Board of Directors held during the last fiscal year. All of the directors attended at least 75 percent of the meetings of the Board and committees of the Board on which they served.

    The Board of Directors has a Compensation Committee which consists of Kristine F. Hughes, Pauline T. Hughes, Merrill Gappmayer and Robert H. Daines. The Compensation Committee recommends to the Board of Directors the compensation to be paid to the Company's officers and other key employees. There were two meetings of the Compensation Committee during the last fiscal year.

    The Board of Directors also has an Audit Committee which consists of Kristine F. Hughes, Pauline T. Hughes, Merrill Gappmayer and Robert H. Daines. The function of the Audit Committee is generally to approve the engagement of the Company's independent public accountants and to review audit and non-audit services provided by such accountants. There was one meeting of the Audit Committee during the last fiscal year.

    The Board of Directors has also established a Nominating Committee consisting of Kristine F. Hughes, Pauline T. Hughes, Merrill Gappmayer and Robert H. Daines. The Nominating Committee considers and recommends nominations for election to the full Board of Directors. The Nominating Committee will consider recommendations of shareholders, and recommendations should be submitted to the Nominating Committee c/o the Secretary of the Company in accordance with the time period in "Shareholder Proposals" below. There were no meetings of the Nominating Committee during the last fiscal year.

                             OFFICERS AND DIRECTORS

    The officers and directors of the Company are:

NAME                                                           POSITION                               AGE
---------------------------------  -----------------------------------------------------------------  ---
Daniel P. Howells................  President, Chief Executive Officer and Director                    57
Kristine F. Hughes...............  Chairperson of the Board and Director                              59
Eugene L. Hughes.................  Senior Vice President and Director                                 67
Merrill Gappmayer................  Director                                                           56
Pauline T. Hughes................  Director                                                           56
Robert H. Daines.................  Director                                                           63
Douglas Faggioli.................  Executive Vice President, Chief Operating Officer and Director     43
Dale G. Lee......................  Executive Vice President, President of the U.S.A. Sales Division   52
Brent F. Ashworth................  Vice President--Legal, Secretary and General Counsel               49
Joseph A. Speirs.................  Vice President--Marketing                                          45
Dr. Alvin B. Segelman............  Vice President--Health Sciences                                    66
Craig D. Huff....................  Chief Financial Officer                                            42
Daren G. Hogge...................  Vice President of the International Division                       35
John R. DeWyze...................  Vice President Operations                                          41

    Certain information regarding the business experience of the officers and directors is set forth below.

    DANIEL P. HOWELLS. Mr. Howells is the President, Chief Executive Officer and a Director of the Company. He began his employment with the Company in October 1997. From 1991-1997 Mr. Howells served as President and CEO of Resorts USA, Bushkill, PA Division of Rank Group, London, England.

From 1985-1990, he served as Executive Vice President and General Manager of the Marriott Management Service Division, Marriott Corporation. From 1972-1985, Mr. Howells was employed by Six Flags Corporation, serving as President and CEO from 1982-1985.

    KRISTINE F. HUGHES. Mrs. Hughes is the Chairperson of the Board of Directors of the Company. Mrs. Hughes served as President and Chief Executive Officer of the Company from September 1996 to October 1997. Mrs. Hughes was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company, and has served as a Director of the Company since 1980. Mrs. Hughes serves on several civic and community boards and has been recognized for her business achievements. She is the wife of Eugene L. Hughes.

    EUGENE L. HUGHES. Mr. Hughes is Senior Vice President and a Director of the Company. Mr. Hughes was a co-founder and appointed president in 1972 of Hughes Development Corporation, a predecessor of the Company. He has served as an officer or director of the Company and/or its predecessors since 1972. Mr. Hughes serves on several community boards. He is the husband of Kristine F. Hughes.

    MERRILL GAPPMAYER. Mr. Gappmayer has been a Director of the Company since 1980. He is owner, president and CEO of Vista Enterprises, a commercial, residential and industrial land development company located in Orem, Utah. Mr. Gappmayer currently serves as chairman or as a member of the board of six local and national community service organizations.

    PAULINE T. HUGHES. Mrs. Hughes has been a Director of the Company since 1988. Mrs. Hughes was a co-founder in 1972 of Hughes Development Corporation, a predecessor of the Company, and has acted as a consultant from time to time to the Company and its predecessors.

    ROBERT H. DAINES. Mr. Daines has been a Director of the Company since 1996. Mr. Daines has been employed as a Professor of Business Management at Brigham Young University, Provo, Utah since 1959. He is also a Director of AT&T Universal Financial Corporation, Franklin Covey Co. and Alta Technology.

    DOUGLAS FAGGIOLI. Mr. Faggioli is Executive Vice President, Chief Operating Officer of the Company. He began his employment with the Company in 1983 and has served as an officer of the Company since 1989. He is a Certified Public Accountant.

    DALE G. LEE. Mr. Lee is Executive Vice President, President of U. S. Sales of the Company. He began his employment with the Company in 1978, and has been an officer of the Company since 1989.

    BRENT F. ASHWORTH. Mr. Ashworth is Vice President--Legal, Secretary and General Counsel for the Company. Mr. Ashworth began his employment with the Company in 1977 when he was appointed Secretary and General Counsel. He was appointed Vice President--Legal in 1979 and is a member of the Utah State Bar.

    JOSEPH A. SPEIRS. Mr. Speirs is Vice President--Marketing of the Company. He began his employment with the Company in 1977 and since 1983 has served as an officer of the Company.

    ALVIN B. SEGELMAN, PH.D. Dr. Segelman is Vice President--Health Sciences. He began his employment with the Company in 1990. From 1971 to 1990, Dr. Segelman was a professor at the College of Pharmacy, Rutgers University, serving as Chairman of the Department of Pharmacognosy from 1979 to 1986. Dr. Segelman has published numerous articles and served on numerous national and Congressional committees.

    JOHN R. DEWYZE. Mr. DeWyze began his employment with the Company in 1995, and has served as Vice President of Operations since June 1997. From 1983 to 1994, Mr. DeWyze was employed by Bristol-Myers Squibb where he held positions of increasing responsibility during those years within the operations group including leading manufacturing and maintenance groups. He received his MBA degree in 1994.

    DAREN G. HOGGE. Mr. Hogge began his employment with the Company in 1993, and has served as Vice President of the International Division since September 1997. He is a Certified Public Accountant.

    CRAIG D. HUFF. Mr. Huff began his employment with the Company in 1982, and has served as Chief Financial Officer of the Company since January 1998. He is a Certified Public Accountant.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely upon a review of Forms 3, 4 and 5 and amendments thereto and written representations provided to the Company by its officers, directors and 10% shareholders, the Company is unaware of any such persons failing to file on a timely basis any reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except for Daniel P. Howells and Daren G. Hogge who inadvertently filed late their Initial Statements of Ownership on Form 3.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

    The following table sets forth information concerning the cash and non-cash compensation, paid or to be paid by the Company to its chief executive officer and to each of its executive officers named below, for the three fiscal years ended December 31, 1997. See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS" below for compensation paid to the general managers of the Company's Mexican and Colombian subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM COMPENSATION
                                                                                       --------------------------------
                                 ANNUAL COMPENSATION
-------------------------------------------------------------------------------------       (G)
                                                                             (E)        SECURITIES           (I)
                                                     (C)        (D)     OTHER ANNUAL    UNDER-LYING       ALL OTHER
                 (A)                      (B)      SALARY      BONUS    COMPENSATION    OPTION/SARS    COMPENSATION(3)
NAME AND PRINCIPAL POSITION              YEAR      ($)(1)       ($)        ($)(2)        (SHARES)            ($)
-------------------------------------  ---------  ---------  ---------  -------------  -------------  -----------------
Daniel P. Howells,                          1997     49,041     --           39,037         50,000               822
  Chief Executive Officer

Kristine F. Hughes,                         1997    100,000         --           --             --            46,575
  Chief Executive Officer (4)               1996         --         --           --         53,000            43,761

Eugene L. Hughes,                           1997    190,934         --           --             --             7,238
  Senior Vice President                     1996    155,450     98,700           --         15,300             7,238
                                            1995    137,728    100,950           --         97,500             7,112

Douglas Faggioli,                           1997    192,352         --           --             --             1,175
  Executive Vice President, Chief           1996    155,662     99,750           --         10,800             1,003
  Operations Officer                        1995    157,500    100,950           --         97,500               428

Dale G. Lee,                                1997    173,759         --           --             --             1,831
  Executive Vice President, President       1996    145,200     62,640           --         11,700             1,629
  of the U.S.A. Sales                       1995    130,500     60,621           --         73,500             1,636

Alvin B. Segelman, P.H.D.                   1997    159,892         --           --             --             7,359
  Vice President Health Science             1996    135,262     60,225           --         11,700             9,000
                                            1995    120,342     68,700           --         73,500             5,756

------------------------

(1) Includes amounts contributed by the Company to its 401(k) defined contribution plan and amounts paid by the Company under its automobile lease program.

(2) Amount listed is for relocation and moving expenses. The Company also provides health, disability and other perquisites to each of its officers, but they do not exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus.

(3) Amounts listed are for excess life insurance premiums.

(4) Ms. Hughes served as Chief Executive Officer of the Company from September 1996 to October 1997. Ms. Hughes received compensation of $46,575, $41,686 and $39,326 for her services as a director of the Company in 1997, 1996 and 1995, respectively.

EMPLOYMENT AGREEMENTS

    The Company has Employment Agreements with each of its executive officers who receive base annual salaries currently ranging from approximately $110,000 to $275,000. The Agreements are renewable on an annual basis and generally provide for an initial term of one year. In the event the Company terminates or does not renew an officer's employment without cause, the officer is generally entitled to receive the balance of his base salary for twelve months.

EXECUTIVE INCENTIVE PLANS

    The Company has from time to time adopted incentive plans for key management and sales personnel. The only incentive plan in effect for officers of the Company for 1997 was the Exempt Employee Incentive Compensation Plan ("Bonus Plan") that provided for the officers to receive specified bonuses ranging from 0% to 90% of base salary if certain sales and operating income goals were achieved by the Company. Payments totaling $0, $794,605 and $1,035,771 were made to officers for services rendered in 1997, 1996 and 1995 for this or similar executive incentive plans. Amounts paid, if any, to the officers participating in the Bonus Plan are included in the Summary Compensation Table

    In December 1997, the Board of Directors adopted a new Incentive Compensation Plan which provides for bonuses ranging from 0% to 90% of base salary for all employees of the Company depending upon the employee's position with the Company. Up to 40% of the bonus may be determined by how well an employee achieves certain specified individual performance objectives, and the balance will be determined by how well the Company achieves certain sales and operating income goals. The Plan also provides that certain stock options will be granted to officers and key employees if the Company and the employee meet their performance objectives. Management has estimated that the Plan would require the Company to grant options to purchase between 190,000 and 570,000 shares of the Company's Common Stock, depending upon the financial performance of the Company in 1998. Options would be granted at fair market value and require two year vesting.

    In 1996, the Company adopted a two year incentive automobile lease program ("Lease Program") that provides for the Company to pay lease payments ranging from $600 to $1,000 per month for the Company's executive officers if the Company met certain net income performance levels. The Lease Program also provided that if such performance levels were met in 1996 and 1997, the Company would pay from $25,000 to $45,000 for each executive officer towards the buyout of the leased vehicles. The Lease Program terminated in 1997. Amounts paid to the officers participating in the Lease Program are included in the Summary Compensation Table.

STOCK OPTION PLANS

    The 1995 Stock Option Plan (the "1995 Plan") authorizes the grant of incentive and non-qualified stock options to officers and key employees. The 1995 Plan covers a maximum of 1,650,000 shares of the Company's Common Stock (adjusted for stock splits and dividends).

    Options issued under the 1995 Plan must have an exercise price at least equal to the fair market value on the date of grant and a term of not more than ten years. Options are generally not transferable and are exercisable in accordance with vesting schedules established by the Compensation Committee (the "Committee") of the Board of Directors administering the Plan. The Committee establishes with respect to each option granted to an employee, and sets forth in the option agreement, the effect of the termination of employment on the rights and benefits thereunder. In the event of certain changes in control of the Company, options generally become immediately exercisable.

    As of March 15, 1998 there were 393,085 shares subject to non-qualified options outstanding under the 1995 Plan and 607,000 shares available for further issuance (as adjusted for stock splits and dividends). The Company has also reserved for issuance options to purchase up to 570,000 shares under a incentive plan adopted in December 1997. See "Executive Incentive Plans" above.

    The Company also has 786,961 shares subject to non-qualified options outstanding which were granted under stock option plans or arrangements that have been terminated.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth a summary of certain non-qualified stock options granted to the Company's named officers during 1997 (as adjusted for stock splits and dividends).

                                                                                                   POTENTIAL REALIZABLE
                                                                                                     VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF STOCK
                                        INDIVIDUAL GRANTS                                           PRICE APPRECIATION
-------------------------------------------------------------------------------------------------     FOR OPTION TERM
                                                              (C)                                  ---------------------
                                               (B)        % OF TOTAL         (D)
                                             OPTIONS    OPTIONS GRANTED   EXERCISE        (E)         (F)        (G)
                   (A)                       GRANTED     TO EMPLOYEES       PRICE     EXPIRATION      5%         10%
NAME                                           (#)          IN 1997       ($/SHARE)      DATE         ($)        ($)
-----------------------------------------  -----------  ---------------  -----------  -----------  ---------  ----------
Daniel P. Howells........................      50,000             63%         23.13    9-15-2007     727,159   1,842,765
Kristine F. Hughes.......................           0         --             --           --          --          --
Eugene L. Hughes.........................           0         --             --           --          --          --
Douglas Faggioli.........................           0         --             --           --          --          --
Dale G. Lee..............................           0         --             --           --          --          --
Alvin B. Segelman........................           0         --             --           --          --          --

                        OPTION EXERCISES DURING 1997 AND
                           1997 YEAR-END VALUE TABLE

    The following table sets forth certain information regarding the exercise and value of non-qualified stock options held by the named officers during 1997 (as adjusted for stock splits and dividends).

                       AGGREGATED OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUE
----------------------------------------------------------------------------------------------------------------
          (A)                  (B)               (C)                   (D)                       (E)

                                                                                           DOLLAR VALUE OF
                                                              NUMBER OF UNEXERCISED    UNEXERCISED IN-THE-MONEY
                                                                OPTIONS AT FISCAL     OPTIONS AT FISCAL YEAR-END
                         SHARES ACQUIRED   VALUE RECEIVED           YEAR-END          EXERCISABLE/UNEXERCISABLE
NAME                     ON EXERCISE (#)         ($)         EXERCISABLE/UNEXERCISABLE            ($)
-----------------------  ---------------  -----------------  -----------------------  --------------------------
Daniel P. Howells......        --                --                   0/50,000                   0/143,750

Kristine F. Hughes.....        16,335            221,896             152,000/0                 1,879,500/0

Eugene L. Hughes.......        --                --                  218,925/0                 3,802,357/0

Douglas Faggioli.......        99,600          1,267,687              28,200/0                   244,600/0

Dale G. Lee............        17,260            284,377             119,900/0                 1,855,200/0

Alvin B. Segelman......        43,050            448,062              11,700/0                    70,200/0

401(K) PLAN

    The Company sponsors a qualified deferred compensation plan ("401(k) Plan") under Section 401(k) of the Internal Revenue Code, pursuant to which full-time employees may reduce their salaries by up to 10% of their compensation limited to a maximum of $9,500 and have the salary reduction amounts contributed to the 401(k) Plan. Such contributions are 100% matched by the Company, up to a maximum of 5% of the employee's compensation. Participants are fully vested at all times in their salary reduction and matching contributions. Participants are eligible to receive distribution of vested amounts upon retirement, death or disability, or termination of employment. Contributions by the Company to the 401(k) Plan were approximately $530,000, $451,000 and $478,000 for 1997, 1996 and 1995,
respectively. Amounts contributed for officers participating in the 401(k) Plan are included in the Summary Compensation Table above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Board of Directors' Compensation Committee is composed of Merrill Gappmayer, Pauline T. Hughes, Kristine F. Hughes and Robert H. Daines.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

                      REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

    As members of the Compensation Committee (the "Committee"), it is our duty to administer various stock option and incentive compensation plans of the Company. In addition, the Committee recommends to the Board of Directors the compensation to be paid to the Company's officers and key employees. The Committee also reviews compensation policies applicable to officers and considers the relationship of corporate performance to that compensation.

    The Committee submits a report to the Board concerning the compensation policies followed by the Committee in recommending compensation for the Company's chief executive and other officers. In establishing such compensation for 1997, the Committee considered a number of factors, including what it believed to be the competitive level of compensation that is necessary to attract, retain and motivate qualified officers. In this regard, the Committee reviewed several salary reports and surveys. The Committee also considered (i) an officer's contribution to the Company's operating performance, as measured by increases in sales revenues, profitability and return on assets, (ii) the officer's contribution to helping the Company meet its other objectives, such as providing a high level of service to the Company's customers and in maximizing shareholder value, and (iii) the Chief Executive Officer's evaluation of each of the officers. For Daniel P. Howells, the Company's new President and Chief Executive Officer, the Committee set his salary after arms length negotiations and taking into consideration prevailing salaries paid in the industry. Kristine
F. Hughes, who served as the Company's Chief Executive Officer during nine months of 1997, was awarded $100,000 for her services by the Board of Directors. She also received directors' fees of $46,575. For 1997 salaries, the Committee applying the factors set forth above increased base salaries approximately 7% over 1996 levels on a weighted average basis. Salaries for 1998, increased approximately 6% over 1997 levels on a weighted average basis.

    The compensation policy of the Company, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each officer relate to and be contingent upon the performance of the Company, as well as the individual contribution of each officer. As a result, much of an officer's compensation is subject directly to annual bonus compensation measured by the Company's achievement of certain sales and income goals. Under the Company's Exempt Employee Incentive Compensation Plan, bonuses are paid based on the officer's performance and the performance of the entire Company. The Committee believes the compensation paid to its officers is reasonable in view of the Company's performance and the contribution of these officers to that performance. In this regard, the Committee in 1994 completed a comprehensive review of the Company's compensation policies and concluded that the Company's policies worked well.

    All officers and key employees participate in the Company's stock option plans. Options granted thereunder, may provide for the acceleration of vesting if the Company meets or exceeds certain income and/or revenue goals. The Committee believes that stock options have been effective in attracting, motivating and retaining executives and key employees.

    Except for Kristine F. Hughes, no member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries. Mrs. Hughes served as President and CEO of the Company from September 1996 to October 1997.

                                COMPENSATION COMMITTEE

Dated March 15, 1998

                                MERRILL GAPPMAYER

                                PAULINE T. HUGHES

                                ROBERT H. DAINES

                                KRISTINE F. HUGHES

                          CORPORATE STOCK PERFORMANCE

    The following graph compares the performance (total return on investment as measured by the change in the year-end stock price plus reinvested dividends) of the Common Stock of the Company ("NATR") with that of the Index for NASDAQ Stock Market (U.S. companies) and the Index for NASDAQ Stock (SIC 2800-2899) (herbal vitamins companies) for the five years ended December 31, 1997.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                        NATURE'S SUNSHINE PRODUCTS, INC.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         SYMBOL                           CRSP TOTAL RETURNS INDEX FOR:         LEGEND

                                                                      Nature's Sunshine    Nasdaq Stock Market
                                                                         Products, Inc.         (US Companies)
12/31/92                                                                         $100.0                 $100.0
12/31/93                                                                          $87.6                 $114.8
12/30/94                                                                          $97.8                 $112.2
12/29/95                                                                         $203.8                 $158.7
12/31/96                                                                         $219.1                 $195.2
12/31/97                                                                         $319.0                 $239.6
Notes:
A. The lines represent monthly index levels derived
from compounded daily returns that include all
dividends.
B. The Indexes are reweighted daily, using the market
capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal
year-end,
is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on
12/31/92.

                         SYMBOL
                                                             NASDAQ Stocks (SIC 2800-2899 US Companies)
                                                                          Chemicals and allied products
12/31/92                                                                                         $100.0
12/31/93                                                                                          $89.5
12/30/94                                                                                          $70.3
12/29/95                                                                                         $118.9
12/31/96                                                                                         $120.4
12/31/97                                                                                         $125.8
Notes:
A. The lines represent monthly index levels derived
from compounded daily returns that include all
dividends.
B. The Indexes are reweighted daily, using the market
capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal
year-end,
is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on
12/31/92.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Maria del Carmen Cisneros, the general manager of the Company's Mexican subsidiary until January 1998, received a total of $726,000 of compensation from the Company in 1997. Of that amount, $76,000 was salary and bonus and the balance was for commissions received as an independent distributor of the Company's products.

    Maria Teresa Polo de Abello, the general manager of the Company's Colombian subsidiary until January 1998, received a total of $352,000 of compensation from the Company in 1997. Of that amount, $144,000 was salary and bonus and the balance was for commissions received as an independent distributor of the Company's products.

                               RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Audit Committee of the Board of Directors of the Company has recommended to the Board of Directors that Arthur Andersen & Co. be selected again as the independent public accountants for the Company. The Board of Directors has accepted this recommendation and has selected Arthur Andersen & Co. to be the independent public accountants for the Company for the fiscal year ending December 31, 1998. Arthur Andersen & Co. served as the Company's independent public accountants for the fiscal year ended December 31, 1997.

    Representatives of Arthur Andersen & Co. are expected to attend the 1998 Annual Meeting and will have an opportunity to make a statement if they desire to do so, and they will be available to answer appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS

    If a shareholder wishes to present a proposal at the 1999 Annual Meeting of Shareholders, the proposal must be received by Nature's Sunshine Products, Inc., 75 East 1700 South, Provo, Utah 84606 prior to December 31, 1998. The Board of Directors will review any proposal which is received by that date and determine whether it is a proper proposal to present to the 1999 Annual Meeting.

                                 VOTE REQUIRED

    A majority of the 18,567,814 issued and outstanding shares of Common Stock of the Company shall constitute a quorum at the Annual Meeting. Under the Utah Revised Business Corporation Act, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting provided a quorum is present. The affirmative vote of at least a majority of the shares represented at the meeting is required for all other proposals to come before the meeting. The Company does not have any specific charter or by-law provisions dealing with the method by which votes will be counted; however, in prior years the Company has counted abstentions and broker non-votes for quorum purposes but the votes represented by such shares are not counted in computing the results of the election of directors or other resolutions.

    Votes cast by shareholders who attend and vote in person or by proxy at the Annual Meeting will be counted by inspectors to be appointed by the Company (it is anticipated that the inspectors will be employees, attorneys or agents of the Company).

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company does not intend to present and has not been informed that any other person intends to present a matter for action at the 1998 Annual Meeting other than as set forth herein and in the Notice of Annual Meeting. If any other matter properly comes before the meeting, it is intended that the holders of Proxies will act in accordance with their best judgment. The Board of Directors may read the minutes of the 1997 Annual Meeting of Shareholders and make reports, but shareholders will not be requested to approve or disapprove such minutes or reports.

    In addition to the solicitation of Proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit Proxies personally or by telephone. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record and will reimburse such persons for forwarding such material. The cost of this solicitation of Proxies will be borne by the Company.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE COMPANY--ATTENTION: INVESTOR RELATIONS DEPARTMENT, 75 EAST 1700 SOUTH, PROVO, UTAH 84606. Copies of the Company's 1997 Annual Report to Shareholders are being mailed with this Proxy Statement. Additional copies may also be obtained by writing to the Company's Investor Relations Department, at the above address.

    The enclosed Proxy is furnished for you to specify your choices with respect to the matters referred to in the accompanying notice and described in this Proxy Statement. If you wish to vote in accordance with the Board's recommendations, merely sign, date and return the Proxy in the enclosed envelope which requires no postage if mailed in the United States. A prompt return of your Proxy will be appreciated.

Dated: April 8,     BY ORDER OF THE BOARD OF DIRECTORS
1998                BRENT F. ASHWORTH
                    SECRETARY

                                       PROXY

                          NATURE'S SUNSHINE PRODUCTS, INC.

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kristine F. Hughes and Brent F. Ashworth and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of Common Stock of the Company held of record by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders to be held at the Company's corporate offices at 75 East 1700 South, Provo, Utah 84606, on Monday, May 11, 1998, at 10:00 a.m., local time, or at any adjournment thereof.

                          (TO BE SIGNED ON REVERSE SIDE.)


/X/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                                                                                                   For   Against  Abstain
     Nominees:  Robert H. Daines                         2.  In their discretion, the Proxies are  / /     / /      / /
                Eugene L. Hughes                             authorized to vote upon such other
                                                             business as may properly come
                  For     Withheld                           before the Annual Meeting.
1.   Election of  / /       / /
     Directors.

(INSTRUCTIONS:  To withhold authority to vote for any
individual nominee, write that nominee's name on the
space provided below.)                                   THIS PROXY WHEN PROPERLY EXECUTED
                                                         WILL BE VOTED IN THE MANNER DIRECTED
                                                         HEREIN BY THE UNDERSIGNED
                                                         SHAREHOLDER.  IF NO DIRECTION IS
                                                         MADE, THIS PROXY WILL BE VOTED FOR
                                                         PROPOSALS 1 AND 2.

                                                         Please sign and date this Proxy where shown below
                                                         and return it promptly:

                                                         No postage is required if this Proxy is returned in the
                                                         enclosed envelope and mailed in the United States.


SIGNATURE(S) ____________________________________________________________________________       DATE  _____________
NOTE:   Please sign above exactly as the shares are issued.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.)

